Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications & Community Relations
	(914) 722-4704		(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS RECORD RESULTS IN FOURTH QUARTER AND YEAR 2007

FOURTH QUARTER NET EARNINGS UP 95%, WITH DILUTED EPS OF $0.55 ON A GAAP

BASIS AND $0.58 ON AN ADJUSTED BASIS

FISCAL 2007 NET EARNINGS UP 93%, WITH DILUTED EPS OF $1.92 ON A GAAP BASIS

AND $2.07 ON AN ADJUSTED BASIS

WOONSOCKET, RHODE ISLAND, January 31, 2008—CVS Caremark Corporation (NYSE: CVS), today announced record revenues and earnings for the fourth quarter and fiscal year ended December 29, 2007.

Net earnings for the fourth quarter ended December 29, 2007, increased 95.3% to $815.0 million or $0.55 per diluted share, compared with net earnings of $417.2 million or $0.49 per diluted share in the comparable 2006 period. Adjusted diluted earnings per share for the fourth quarter ended December 29, 2007 were $0.58, compared with $0.52 per share in the comparable 2006 period. Net earnings for the full year 2007 increased 92.6% to $2.6 billion or $1.92 per diluted share, compared with net earnings of $1.4 billion or $1.60 per diluted share in 2006. Adjusted diluted earnings per share for the full year ended December 29, 2007 were $2.07, compared with $1.72 per share in the comparable 2006 period.

The Company estimates merger and integration costs associated with the March 22, 2007 merger between CVS Corporation and Caremark Rx, Inc. negatively impacted diluted earnings per share by approximately $0.01 and $0.05 for the fourth quarter and full year 2007, respectively.

Tom Ryan, Chairman, President and Chief Executive Officer of CVS Caremark said, “2007 was a milestone year for CVS Caremark, and we accomplished a great deal across our business units. At the same time, we remained focused on service, execution, and expense control, which yielded exceptional financial performance. Solid revenue growth and improved gross margins in both the Retail and PBM segments drove expanded operating margins and healthy earnings growth. We attained our goal of generating $2 billion in free cash flow, and launched a $5 billion share repurchase program, slated to be fully complete by the end of the first quarter of this year.”

Mr. Ryan continued, “We also set the stage for significant future growth with the completion of our transformational merger. From this platform, we are creating a unique and differentiated position in the marketplace, which will enable us to reduce the costs and complexities of healthcare for payors and consumers, while improving health outcomes.”

“I am extremely proud of the dedicated individuals across our company who accomplished our 2007 goals. With our industry-leading team and our unparalleled expertise, I see a very significant opportunity to gain share and create new sources of revenue,” concluded Mr. Ryan.

Net revenues for the thirteen-week period ended December 29, 2007, increased $9.8 billion to $21.9 billion, up from $12.1 billion during the thirteen-week period ended December 30, 2006. Same store sales (sales from stores open more than one year) in the Company’s CVS/pharmacy division for the fourth quarter rose 3.4% over the prior year period. Pharmacy same store sales rose 3.6% and were negatively impacted by approximately 450 basis points due to recent generic introductions, while front-end same store sales increased 2.9%. For the full year, total revenue for the fifty-two week period ended December 29, 2007, increased 74.2% to a record $76.3 billion, compared to $43.8 billion in 2006. Same store sales in the Company’s CVS/pharmacy division increased 5.3% for the year, while pharmacy same store sales increased 5.2% and front-end same store sales increased 5.3%.

For the year, CVS Caremark opened 139 new retail pharmacy stores and 1 new specialty pharmacy store; closed 44 retail pharmacy stores, 1 mail service pharmacy and 2 specialty mail order pharmacies. In addition, the Company relocated 136 retail pharmacy stores and 1 specialty pharmacy store. As of December 29, 2007 the Company operated 6,245 retail pharmacy stores, 56 specialty pharmacy stores, 20 specialty mail order pharmacies and 9 mail order pharmacies in 44 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30 am (ET) to discuss its quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS Caremark is the largest provider of prescriptions and related healthcare services in the nation. The Company fills or manages more than 1 billion prescriptions annually. Through its unmatched breadth of service offerings, CVS Caremark is transforming the delivery of healthcare services in the U.S. The Company is uniquely positioned to effectively manage costs and improve healthcare outcomes through its more than 6,200 CVS/pharmacy stores; its pharmacy benefit management, mail order and specialty pharmacy division, Caremark Pharmacy Services; its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS Caremark is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2007.

– Tables Follow –

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Statements of Operations

(Unaudited)

	13 Weeks Ended(1)(2)		Fiscal Year Ended(1)(2)
In millions, except per share amounts	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net revenues	$21,942.4	$12,068.3	$76,329.5	$43,821.4
Cost of revenues	17,491.6	8,751.2	60,221.8	32,079.2

Gross profit	4,450.8	3,317.1	16,107.7	11,742.2
Total operating expenses	2,974.9	2,567.8	11,314.4	9,300.6

Operating profit	1,475.9	749.3	4,793.3	2,441.6
Interest expense, net	137.3	81.1	434.6	215.8

Earnings before income tax provision	1,338.6	668.2	4,358.7	2,225.8
Income tax provision	523.6	251.0	1,721.7	856.9

Net earnings	815.0	417.2	2,637.0	1,368.9
Preference dividends, net of income tax benefit	3.8	3.4	14.2	13.9

Net earnings available to common shareholders	$811.2	$413.8	$2,622.8	$1,355.0

Basic earnings per common share:
Net earnings	$0.56	$0.50	$1.97	$1.65

Weighted average basic common shares outstanding	1,440.5	824.3	1,328.2	820.6

Diluted earnings per common share: (3)
Net earnings	$0.55	$0.49	$1.92	$1.60

Weighted average diluted common shares outstanding	1,483.0	855.0	1,371.8	853.2

Dividends declared per common share	$0.06000	$0.03875	$0.22875	$0.15500

(1)	Certain reclassifications have been made to the consolidated financial statements of prior periods to conform to the current period presentation. The reclassifications did not have a material impact on the consolidated financial statements.
(2)	On March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006, as amended (the “Merger Agreement”) Caremark Rx, Inc. (“Caremark”) was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary continuing as the surviving entity. Under the terms of the Merger Agreement, Caremark shareholders received 1.67 shares of common stock, par value $0.01 per share of the Corporation for each share of common stock of Caremark, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the merger. Further, the results of operations for the thirteen-weeks and fiscal year ended December 29, 2007 include 91 and 283 days, respectively, of Caremark’s results of operations.
(3)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock awards are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $0.8 million and $1.1 million for the thirteen-weeks ended December 29, 2007 and December 30, 2006, respectively. The dilutive earnings adjustment was $3.6 million and $4.2 million for the fiscal years ended December 29, 2007 and December 30, 2006, respectively.

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Balance Sheets

(Unaudited)

In millions, except share and per share amounts	December 29, 2007	December 30, 2006(1)
Assets:
Cash and cash equivalents	$1,056.6	$530.7
Short-term investments	27.5	—
Accounts receivable, net	4,579.6	2,381.7
Inventories	8,008.2	7,108.9
Deferred income taxes	280.0	274.3
Other current assets	148.1	100.2

Total current assets	14,100.0	10,395.8

Property and equipment, net	5,852.8	5,333.6
Goodwill	23,922.3	3,195.2
Intangible assets, net	10,429.6	1,318.2
Deferred income taxes	—	90.8
Other assets	367.8	240.5

Total assets	$54,672.5	$20,574.1

Liabilities:
Accounts payable	$3,593.0	$2,521.5
Claims and discounts payable	2,484.3	346.3
Accrued expenses	2,556.8	1,950.2
Short-term debt	2,085.0	1,842.7
Current portion of long-term debt	47.2	344.3

Total current liabilities	10,766.3	7,005.0

Long-term debt	8,349.7	2,870.4
Deferred income taxes	3,376.7	—
Other long-term liabilities	857.9	781.1

Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,798,000 shares at December 29, 2007 and 3,990,000 shares at December 30, 2006	203.0	213.3
Common stock, par value $0.01: authorized 3,200,000,000 shares; issued 1,590,139,000 shares at December 29, 2007 and 847,266,000 shares at December 30, 2006	15.9	8.5
Treasury stock, at cost: 153,682,000 shares at December 29, 2007 and 21,529,000 shares at December 30, 2006	(5,620.4)	(314.5)
Shares held in trust, 9,224,000 shares at December 29, 2007	(301.3)	—
Guaranteed ESOP obligation	(44.5)	(82.1)
Capital surplus	26,831.9	2,198.4
Retained earnings	10,287.0	7,966.6
Accumulated other comprehensive loss	(49.7)	(72.6)

Total shareholders’ equity	31,321.9	9,917.6

Total liabilities and shareholders’ equity	$54,672.5	$20,574.1

(1)	Certain reclassifications have been made to the consolidated financial statement of the prior period to conform to the current period presentation. The reclassifications did not have a material impact on the consolidated financial statements.

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Statements of Cash Flows

(Unaudited)

	Fiscal Year Ended
In millions	December 29, 2007	December 30, 2006
Cash flows from operating activities:
Cash receipts from revenues	$61,986.3	$43,273.7
Cash paid for inventory	(45,772.6)	(31,422.1)
Cash paid to other suppliers and employees	(10,768.6)	(9,065.3)
Interest received	33.6	15.9
Interest paid	(468.2)	(228.1)
Income taxes paid	(1,780.8)	(831.7)

Net cash provided by operating activities	3,229.7	1,742.4

Cash flows from investing activities:
Additions to property and equipment	(1,805.3)	(1,768.9)
Proceeds from sale-leaseback transactions	601.3	1,375.6
Acquisitions (net of cash acquired) and other investments	(1,983.3)	(4,224.2)
Cash outflow from hedging activities	—	(5.3)
Proceeds from sale or disposal of assets	105.6	29.6

Net cash used in investing activities	(3,081.7)	(4,593.2)

Cash flows from financing activities:
Additions to short-term debt	242.3	1,589.3
Additions to long-term debt	6,000.0	1,500.0
Reductions in long-term debt	(821.8)	(310.5)
Dividends paid	(322.4)	(140.9)
Proceeds from exercise of stock options	552.4	187.6
Excess tax benefits from stock based compensation	97.8	42.6
Repurchase of common stock	(5,370.4)	—

Net cash provided by financing activities	377.9	2,868.1

Net increase in cash and cash equivalents	525.9	17.3
Cash and cash equivalents at beginning of period	530.7	513.4

Cash and cash equivalents at end of period	$1,056.6	$530.7

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$2,637.0	$1,368.9
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,097.1	733.3
Stock based compensation	78.0	69.9
Deferred income taxes and other non-cash items	37.6	98.2
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	279.7	(540.1)
Inventories	(448.0)	(624.1)
Other current assets	(59.2)	(21.4)
Other assets	(26.4)	(17.2)
Accounts and claims and discounts payable	(181.4)	396.7
Accrued expenses	(168.2)	328.9
Other long-term liabilities	(16.5)	(50.7)

Net cash provided by operating activities	$3,229.7	$1,742.4

Adjusted Diluted Earnings Per Share

For internal comparisons, management finds it useful to assess year-to-year performance adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted diluted earnings per share as earnings before income taxes plus amortization and taxes, less dilutive earnings adjustment, divided by the weighted average diluted common shares outstanding.

Following is a reconciliation of earnings before income tax provision to adjusted diluted earnings per share:

	(Unaudited)		(Unaudited)
	13 Weeks Ended		Fiscal Year Ended
In millions, except per share amounts	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Earnings before income tax provision	$1,338.6	$668.2	$4,358.7	$2,225.8
Amortization	75.9	43.3	344.7	161.2

Adjusted earnings before income tax provision	1,414.5	711.5	4,703.4	2,387.0
Income tax provision	553.4	267.5	1,857.8	919.0

Adjusted net earnings	861.1	444.0	2,845.6	1,468.0
Dilutive earnings adjustment	(0.8)	(1.1)	(3.6)	(4.2)

Adjusted net earnings available to common shareholders	860.3	442.9	2,842.0	1,463.8

Weighted average diluted common shares outstanding	1,483.0	855.0	1,371.8	853.2
Adjusted diluted earnings per share	$0.58	$0.52	$2.07	$1.72

Free Cash Flow

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (additions to property and equipment plus proceeds from sale-leaseback transactions).

Following is a reconciliation of net cash provided by operating activities to free cash flow:

	(Unaudited)
	Fiscal Year Ended
In millions	December 29, 2007	December 30, 2006
Net earnings	$2,637.0	$1,368.9
Non-cash charges (including depreciation and amortization)	1,212.7	901.4
Working capital change	(620.0)	(527.9)

Net cash provided by operating activities	$3,229.7	$1,742.4
Subtract: Additions to property and equipment	(1,805.3)	(1,768.9)
Add: Proceeds from sale-leaseback transactions	601.3	1,375.6

Free cash flow	$2,025.7	$1,349.1

Supplemental Unaudited Information

Following is a reconciliation of the Company’s business segments to the accompanying consolidated financial statements:

In millions	Retail Pharmacy Segment	Pharmacy Services Segment(1)	Intersegment Eliminations (2)	Consolidated Totals
13 Weeks Ended:
December 29, 2007:
Net revenues	$11,638.5	$11,611.4	$(1,307.5)	$21,942.4
Gross profit	3,449.3	1,001.5	—	4,450.8
Operating profit	721.2	754.7	—	1,475.9

December 30, 2006:
Net revenues	$11,097.0	$1,012.9	$(41.6)	$12,068.3
Gross profit	3,187.2	129.9	—	3,317.1
Operating profit	655.1	94.2	—	749.3

Fiscal Year Ended:
December 29, 2007:
Net revenues	$45,086.5	$34,938.4	$(3,695.4)	$76,329.5
Gross profit	13,110.6	2,997.1	—	16,107.7
Operating profit	2,691.3	2,102.0	—	4,793.3

December 30, 2006:
Net revenues	$40,285.6	$3,691.3	$(155.5)	$43,821.4
Gross profit	11,283.4	458.8	—	11,742.2
Operating profit	2,123.5	318.1	—	2,441.6

(1)	Net revenues of the Pharmacy Services Segment include approximately $1,595.5 million and $4,618.2 million of Retail Co-payments for the thirteen-weeks and fiscal year ended December 29, 2007, respectively.
(2)	Intersegment eliminations relate to intersegment revenues that occur when a Pharmacy Services Segment customer uses a Retail Pharmacy Segment store to purchase covered products. When this occurs, both segments record the revenue on a standalone basis.

Supplemental Information

Preliminary and Unaudited

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	13 Weeks Ended		Fiscal Year Ended
In millions	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net revenues	$11,638.5	$11,097.0	$45,086.5	$40,285.6
Gross profit	3,449.3	3,187.2	13,110.6	11,283.4
Gross profit % of net revenues	29.6%	28.7%	29.1%	28.0%
Operating expenses	2,728.1	2,532.1	10,419.3	9,159.9
Operating expense % of net revenues	23.4%	22.8%	23.1%	22.7%
Operating profit	721.2	655.1	2,691.3	2,123.5
Operating profit % of net revenues	6.2%	5.9%	6.0%	5.3%

Net revenue increase:
Total	4.9%	24.2%	11.9%	18.2%
Pharmacy	4.7%	23.9%	10.9%	17.9%
Front Store	5.2%	25.0%	14.0%	18.7%
Same store sales increase (1):
Total	3.4%	8.6%	5.3%	8.1%
Pharmacy	3.6%	10.1%	5.2%	9.0%
Front Store	2.9%	5.5%	5.3%	6.2%
Pharmacy % of net revenues	66.8%	66.9%	67.8%	68.4%
Third party % of pharmacy revenue	95.3%	94.9%	95.3%	94.7%

(1)	Same store sales for 2006 do not include the Standalone Drug Business. The Standalone Drug Business is included in same store sales following the one-year anniversary of the acquisition, beginning in July 2007. Please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2007 for a complete description of the Standalone Drug Business.

Supplemental Information

Preliminary and Unaudited

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	13 Weeks Ended		Fiscal Year Ended
In millions	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
As reported:
Net revenues (1)	$11,611.4	$1,012.9	$34,938.4	$3,691.3
Gross profit	1,001.5	129.9	2,997.1	458.8
Gross profit % of net revenues	8.6%	12.8%	8.6%	12.4%
Operating expenses	246.8	35.7	895.1	140.7
Operating expense % of net revenues	2.1%	3.5%	2.6%	3.8%
Operating profit	754.7	94.2	2,102.0	318.1
Operating profit % of net revenues	6.5%	9.3%	6.0%	8.6%

Net revenues:
Mail service	$4,302.7	$827.9	$13,835.5	$2,935.4
Retail network	7,222.9	181.7	20,831.3	732.7
Other	85.8	3.3	271.6	23.2

Comparable Financial Information: (2)
Net revenues	$11,611.4	$10,301.6	$43,349.0	$40,514.0
Gross profit	1,001.5	785.3	3,557.6	2,848.8
Gross profit % of net revenues	8.6%	7.6%	8.2%	7.0%
Operating expenses	247.2	252.7	998.4	982.2
Operating expense % of net revenues	2.1%	2.5%	2.3%	2.4%
Operating profit	754.3	532.6	2,559.2	1,866.6
Operating profit % of net revenues	6.5%	5.2%	5.9%	4.6%

Net revenues:
Mail service	$4,302.7	$4,022.3	$16,790.7	$15,519.4
Retail network	7,222.9	6,194.8	26,218.9	24,668.3
Other	85.8	84.5	339.4	326.3
Pharmacy claims processed:
Total	154.4	151.3	607.2	605.9
Mail service	18.6	18.6	73.9	73.3
Retail network	135.8	132.7	533.3	532.6
Generic dispensing rate:
Total	62.0%	57.4%	60.1%	55.8%
Mail service	49.7%	45.5%	48.1%	43.3%
Retail network	63.5%	58.9%	61.7%	57.4%
Mail order penetration rate	28.0%	28.3%	28.2%	28.0%

(1)	Effective September 1, 2007, we converted a number of the PharmaCare retail pharmacy network contracts to the Caremark contract structure, which resulted in those contracts being accounted for using the gross method. This change caused total net revenues to increase by approximately $775.0 million and $1.0 billion during the thirteen-weeks and fiscal year ended December 29, 2007, respectively.
(2)	The Comparable Financial Information combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger and any adjustments to the estimated assets acquired and liabilities assumed as of March 22, 2007 occurred at the beginning of each period presented. The historical results of Caremark are based on calendar quarter/year reporting periods, whereas the historical results of the Pharmacy Services Segment of CVS are based on a 52-week fiscal year ending on the Saturday nearest to December 31. In each period presented, the comparable results include incremental depreciation and amortization resulting from the preliminary fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.

EBITDA and EBITDA per Adjusted Claim

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization (and excluding merger and integration related costs). We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

Following is a reconciliation of operating profit to EBITDA:

Pharmacy Services Segment – Comparable Financial Information (1)

	(Unaudited)
	13 Weeks Ended
In millions, except per adjusted claim amounts	December 29, 2007	December 30, 2006
Operating profit	$754.3	$532.6
Depreciation and amortization	90.2	89.2

EBITDA	$844.5	$621.8
Adjusted claims	188.4	185.1

EBITDA per adjusted claim	$4.48	$3.36

(1)	The Comparable Financial Information combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger and any adjustments to the estimated assets acquired and liabilities assumed as of March 22, 2007 occurred at the beginning of each period presented. The historical results of Caremark are based on calendar quarter/year reporting periods, whereas the historical results of the Pharmacy Services Segment of CVS are based on a 52-week fiscal year ending on the Saturday nearest to December 31. In each period presented, the comparable results include incremental depreciation and amortization resulting from the preliminary fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.